UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2021
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On February 12, 2021, the Board of Directors (the “Board”) of Five9, Inc. (the “Company”) appointed, with immediate effect, Leena Mansharamani as the Company’s Chief Accounting Officer.

Ms. Mansharamani, age 53, has served as the Company’s Corporate Controller since August 2017, and continues to hold this position. Prior to joining the Company, Ms. Mansharamani served as Corporate Controller for Imergy Power Systems, Inc., a stationary energy storage company, between October 2010 and July 2016, and as Controller of UTStarcom, Inc., a global telecom infrastructure provider, between September 2008 and February 2010. Prior to that, Ms. Mansharamani was employed at PricewaterhouseCoopers in the U.S. between November 1999 and September 2008, including most recently as an Experienced Manager in its Assurance practice. Ms. Mansharamani earned her MBA in Finance and International Business from Keller Graduate School of Management, DeVry University, Bachelor of Arts in Accounting and Information Systems from Queens College, City University of New York, and is a Certified Public Accountant in California.

In connection with Ms. Mansharamani’s promotion to Chief Accounting Officer, Ms. Mansharamani will receive a base salary of $318,000 and will be eligible to earn an annual bonus with a target amount equal to 40% of her base salary, each with effect as of January 1, 2021. The Company will also grant Ms. Mansharamani (i) a stock option with a grant date value of $125,000 and a restricted stock unit award (“RSU”) with a grant date value of $375,000, each in connection with her promotion to Chief Accounting Officer, (ii) a refresh RSU with a grant date value of $300,000, and (iii) a retention RSU with a grant date value of $200,000, all such awards to be issued pursuant to the Company’s 2014 Equity Incentive Plan and in accordance with the Company’s equity grant policy.

The Company has entered into an indemnification agreement with Ms. Mansharamani in the form previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2015. The indemnification agreement requires the Company to indemnify Ms. Mansharamani to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified, among other things.

Adoption of Executive Incentive Compensation Plan

On February 11, 2021, the Compensation Committee of the Board (the “Compensation Committee”) of the Company approved and adopted the Five9. Inc. Executive Incentive Compensation Plan (the “Plan”), under which the annual cash incentive programs for the Company’s executive officers will be established for performance periods beginning on and after January 1, 2021. Consistent with its approach for annual incentive programs for executive officers before 2021, the Compensation Committee, pursuant to the Plan, will establish company and/or individual performance goals and target incentive awards for the Company’s executive officers for each performance period and determine the amounts of any payments based on resulting performance against the performance goals. The performance goals will be based on specific performance criteria chosen by the Compensation Committee, including from among the performance criteria listed in the Plan. The Compensation Committee will administer the Plan and retains discretion to interpret the Plan and approve and/or modify awards thereunder.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Five9. Inc. Executive Incentive Compensation Plan

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: February 18, 2021	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer